UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                         September 17, 2001
Date of Report (Date of earliest event reported)________________________________


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


   NEVADA                             1-12508                 87-0462881
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(State or other jurisdiction        (Commission              (IRS Employer
  of incorporation)                  File Number)           Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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             (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     On September 17, 2001, Magnum Hunter Resources, Inc. ("Magnum Hunter") closed the acquisition of Delaware Basin oil and gas reserves and related assets located in Eddy and Lee Counties of Southeast New Mexico from Mallon Resources Corporation. These oil and gas properties had proved reserves of 41.8 billion cubic feet of natural gas equivalent at December 31, 2000. The acquisition includes Mallon's interest in 23 fields consisting of 141 producing wells and 13,742 net mineral acres. The total net purchase price was $31.3 million, after purchase price adjustments, utilizing a July 1, 2001 effective date.

     Magnum Hunter's wholly-owned subsidiary, Gruy Petroleum Management Co., became operator of 59 of the 141 producing wells. The property package consists of approximately 27% oil and 73% natural gas based upon proved reserves with an approximate 50/50 split on oil and natural gas based upon daily production.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MAGNUM HUNTER RESOURCES, INC.


                                                /s/ Gary C. Evans
                                          BY:____________________________
                                                Gary C. Evans
                                                President and CEO



Dated: October 9, 2001


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